UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

HeartWare International, Inc. (ASX:HIN) announced today (February 10, 2009 Australian Eastern Standard Time), via an Australian Securities Exchange (“ASX”) announcement, that Northwestern Memorial Hospital has become the third center to implant the HeartWare® Ventricular Assist System in the Company’s U.S. clinical trial. In its first week, Northwestern conducted two HeartWare implants, on February 2, and February 5, 2008, respectively.

The implants were performed by Edwin C. McGee, MD., surgical director of the Advanced Heart Failure Program of the Bluhm Cardiovascular Institute at Northwestern. Dr. McGee is a renowned cardiothoracic surgeon with special interest in heart failure, transplantation, mechanical assistance, coronary surgery, valve repair and aortic surgery. He is a member of the Northwestern Medical Faculty Foundation and an assistant professor at the Feinberg School of Medicine.

A total of 10 patients have been enrolled to date in HeartWare’s pivotal Bridge-to-Transplant trial. The trial will enroll up to 150 patients at a maximum of 28 centers.

A copy of the complete ASX announcement is attached.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. ASX announcement, dated February 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: February 9, 2009

By: /s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer and
Chief Operating Officer